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                                                                   EXHIBIT 10.33

                              ILEX ONCOLOGY, INC.

               Warrant for the purchase of shares of Common Stock

                  Dated January 31, 1997, but effective as of
                                 July 22, 1996


                                                                  50,000  Shares

FOR VALUABLE CONSIDERATION RECEIVED, ILEX Oncology, Inc., a Delaware corporation (the "Company"), hereby certifies that Chestnut Partners, Inc. or assigns thereof is entitled to purchase from the Company, at any time or from time to time prior to 5:00 P.M., New York City time, on that date which is five
(5) years from the date hereof, 50,000 paid and nonassessable shares of the common stock, par value $.01 per share, of the Company upon payment of the purchase price of $5.00 per share. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares,"
(iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price,"
(v) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.       Exercise of Warrant.

         This Warrant may be exercised, in whole at any time or in part from time to time, prior to its expiration as set forth above by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 9 hereof, together with proper payment of the Aggregate Warrant Price, or the proportional part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by (i) cashier's check or by wire transfer of funds or (ii) the surrender for cancellation of a portion of this Warrant having a fair market value (as determined below) equal to the Aggregate Warrant Price. The fair market value of the portion of such surrendered Warrant shall equal the product of (a) the number of Warrant Shares covered by such surrendered portion multiplied by (b) the difference between (I) the fair market value of one Warrant Share based on the closing price (or if a closing price is unavailable, the average of the closing bid and asked prices) for the Common Stock if the Common Stock is traded on an organized
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         securities market or, in all other events, as determined by the Board of Directors of the Company in good faith minus (II) the Per Share Warrant Price. The holder shall surrender for cancellation only a portion of this Warrant covering a number of whole Warrant Shares; in the event that as a result of the foregoing requirement the fair market value of the portion of this Warrant surrendered exceeds the Aggregate Warrant Price, such excess shall be paid to such holder in cash. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will
         (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share, (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2.       Reservation of Warrant Shares: Listing.

         The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and (b) if the Company has effected a public offering of its Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, and is subject to the periodic reporting requirements of Section 12 or Section 15 of the Securities Exchange Act of 1934, as amended, keep the shares of the Common Stock receivable upon the exercise of this Warrant available for quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Official System (or other national securities exchange upon which the Common Stock is listed) upon notice of issuance.

3.       Protection Against Dilution.

         (a) In case the Company shall hereafter issue or sell any Additional Stock (as defined below), the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned had he exercised the Warrant immediately prior to such event. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision,





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                 combination or reclassification.  If, as a result of an
                 adjustment made pursuant to this Section 3(a), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

         (b) In case of any capital reorganization or reclassification, the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization or reclassification had this Warrant been exercised immediately prior to the effective date of such reorganization or reclassification and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may be reasonable, in relation to any shares of stock or other securities or, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this
                 Section 3(b) shall similarly apply to successive reorganizations or reclassifications. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization or reclassification and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 15 days prior to such event.

                 In case of any consolidation or merger to which the Company is a party or upon any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, other than a consolidation, merger, sale or conveyance in which the Company is the continuing corporation, or in the case of any statutory exchange of securities with another corporation (excluding any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, sale or conveyance. The above provisions shall similarly apply to successive consolidations, mergers, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all





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                 of the agreements and obligations of the Company hereunder.
                 Notice of any such consolidation, merger, sale, conveyance or statutory exchange shall be mailed to the Holders of the Warrants not less than 15 days prior to such event.

         (c) In case the Company shall hereafter issue or sell any Additional Stock (as defined below), or engage in a transaction which is deemed to involve the issuance or sale of Additional Stock, for a consideration per share less than the Per Share Warrant Price in effect immediately prior to the issuance or sale of such Additional Stock, then such Per Share Warrant Price in effect immediately prior to each such issuance or sale shall (except as otherwise provided in this clause (c)) be adjusted to a price determined by dividing (X) an amount equal to the sum of (a) the product derived by multiplying the Per Share Warrant Price in effect immediately prior to such issue or sale times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the consideration, if any, received by or deemed to have been received by the Company upon such issue or sale, by (Y) an amount equal to the sum of (c) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (d) the number of shares of Common Stock issued or sold or deemed to have been issued or sold in such issue or sale. The number of shares of Common Stock outstanding for purposes of clauses (X) and (Y) immediately above shall include any shares of Common Stock issuable (i) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, (ii) upon exercise of any warrants outstanding on the Warrant Date to purchase shares of Common Stock (subject to appropriate adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar events affecting the Common Stock), (iii) upon the exercise of any options granted to employees, advisors, officers, directors and consultants of, and other persons performing services for, the Company in connection with their advisory or other relationship with the Company pursuant to option plans approved by the Board of Directors of the Company, and (iv) upon exercise and/or conversion or exchange of options, rights or convertible or exchangeable securities as provided in section 3(d)(5).

                          (1) In the case of the issuance or sale of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof and excluding any amounts paid or payable by the purchaser for interest or dividends accrued but unpaid through the date of purchase.

                          (2) In the case of the issuance or sale of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.





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         (d)     In the case of the issuance, grant or sale (whether directly or by assumption on a merger or otherwise) after the Warrant Date of (i) options to purchase or rights to subscribe for Common Stock (whether or not immediately exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not immediately convertible or exchangeable) or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock) (whether or not immediately exercisable, convertible or exchangeable), if such options, rights or convertible or exchangeable securities provide for a consideration per share of Additional Stock (determined as provided in this Section 3) less than the Per Share Warrant Price (as in effect immediately prior to such issuance, grant or sale), then the following provisions shall apply:

                          (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3(c)(1) and 3(c)(2)), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                          (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3(c)(1) and 3(c)(2)).

                          (3) In the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Per Share Warrant Price in effect at the time shall forthwith be readjusted to such Per Share Warrant Price as would have obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such





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                 change had been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities and in any event such adjustment shall not result in a Per Share Warrant Price greater than the Per Share Warrant Price as in effect on the original adjustment date immediately preceding such original adjustment (as otherwise appropriately adjusted for stock splits, stock combinations, stock dividends, reclassifications and similar events affecting the Warrants).

                          (4) In the event of any change in the exercise price deliverable upon exercise of such options or rights or the conversion or exchange price or ratio deliverable upon or to be utilized in connection with any such conversion of or exchange for such convertible or exchangeable securities, the Per Share Warrant Price in effect at the time shall forthwith be readjusted to such Per Share Warrant Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities and in any event such adjustment shall not result in a Per Share Warrant Price greater than the Per Share Warrant Price as in effect on the original adjustment date immediately preceding such original adjustment (as otherwise appropriately adjusted for stock splits, stock combinations, stock dividends, reclassifications and similar events affecting the Warrants).

                          (5) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Per Share Warrant Price shall forthwith be readjusted to such Per Share Warrant Price as would have obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities, and in any event such adjustment shall not result in a Per Share Warrant Price greater than the Per Share Warrant Price as in effect on the original adjustment date immediately preceding such original adjustment (as otherwise appropriately adjusted for stock splits, stock combinations, stock dividends, reclassifications and similar events affecting the Warrants).

         (e) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 3(e) are not required to be made shall be





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                 carried forward and taken into account in any subsequent
                 adjustment; provided further, however that adjustments shall be required and made in accordance with the provisions of this
                 Section 3 (other than this Section 3(e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest share, as the case may be. Anything in this
                 Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         (f) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly provide a certificate of the chief financial officer of the Company setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

         (g) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

         (h)     "Warrant Date" with respect to the Warrants means July 22,
                 1996.

         (i) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 3(c)) by the Company after the Warrant Date other than:

                 a. Common Stock issued pursuant to a transaction described in subsection 3(c).

                 b. Common Stock issued or issuable upon conversion of shares of a Preferred Stock issued by the Company.

                 c. Common Stock issued or issuable pursuant to (i) warrants outstanding as of the Warrant Date, including this Warrant, and the warrants to purchase 573,395 shares of Common Stock issued to the purchasers of the Series C Preferred Stock or (ii) options granted to employees, advisors, officers, directors and consultants





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                          of, and other persons performing services for,
                          Company in connection with their advisory or other relationship with the Company pursuant to option plans approved by the Board of Directors of the Company, but not to exceed 2,300,000 shares (subject to appropriate adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar events affecting the Common Stock) (including, without limitation, pursuant to options outstanding as of the Warrant Date) less that number of shares of Common Stock previously issued pursuant to such option plans as of the date such exclusion is being determined.

4.       Fully Paid Stock; Taxes.

         The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

5.       Registration Rights.

         The Holder of this Warrant and/or Warrant Shares shall have certain registration and other rights as set forth in the Fourth Amended and Restated Registration Rights Agreement (the "Agreement") dated as of January 31, 1997, which is attached hereto as Appendix A. This Warrant is referred to in the Agreement as the Chestnut Warrants.

6.       Loss, Etc., of Warrant.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.       Warrant Holder Not Shareholders.

         Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.





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8.       Amendment.

         These Warrants may be amended by mutual agreement of the Company and the Holders of a majority of the then outstanding Warrants.

9.       Communication.

         No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if the same is in writing and is mailed by first-class mail, postage prepaid, addressed as set forth below.

                 If to the Company:                ILEX Oncology, Inc.
                                                   14785 Omicron Drive
                                                   San Antonio, TX 78245-3217
                                                   Attn:   Corporate Secretary

         or such other address as the Company has designated in writing to the Holder.

                 If to the Holder:                 Chestnut Partners, Inc.
                                                   One Financial Center
                                                   Boston, MA  02111-2621

         or such other address as the Holder has designated in writing to the Company.

10.      Headings.

         The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11.      Applicable Law.

         This Warrant shall be governed by and construed in accordance with the law of the State of Texas without giving effect to the principles of conflicts of law thereof.





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IN WITNESS WHEREOF, ILEX Oncology, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 31st day of January, 1997, but to be effective as of July 22, 1996.


                                                     /s/ Richard L. Love
                                                   ----------------------------
                                                   Richard L. Love
                                                   President

ATTEST:

   /s/
----------------------------------------------
                           Corporate Secretary
--------------------------

[Corporate Seal]





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                                  SUBSCRIPTION


The undersigned, __________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _________ shares of the Common Stock of ILEX Oncology, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:                                     Signature:
       ---------------------------                    -------------------------

                                           Address:
                                                      -------------------------


                                                      -------------------------





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                                   ASSIGNMENT



FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto _________________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_______________________, attorney, to transfer said Warrant on the books of ILEX Oncology, Inc.



Dated:                                     Signature:
       ---------------------------                    -------------------------

                                           Address:
                                                   ----------------------------


                                                   ----------------------------





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                               PARTIAL ASSIGNMENT



FOR VALUE RECEIVED ________________________ hereby assigns and transfers unto ______________________________ the right to purchase _________________ shares of the Common Stock of ILEX Oncology, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _______, attorney, to transfer that part of said Warrant on the books of ILEX Oncology, Inc.


Dated:                                       Signature:
        -----------------------------                  ------------------------

                                             Address:
                                                     --------------------------


                                                     --------------------------





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